United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                           May 13, 2003
Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.
(Exact Name of Registrant as Specified in Charter)

              1-6479-1
Commission File Number

Delaware (State or other jurisdiction of incorporation or organization)	13-2637623 (I.R.S. Employer Identification Number)

511 Fifth Avenue
                     New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Item 9.      Regulation FD Disclosure.

                  On March 27, 2003, the Securities and Exchange Commission advised registrants to use Item 9 of Form 8-K to disclose information required under Item 12 of Form 8-K until such time as the EDGAR system is updated. Pursuant to Item 12 of Form 8-K, a copy of the press release that Overseas Shipholding Group, Inc. issued on May 13, 2003 is attached as Exhibit 99.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC. (Registrant)

Date: May 13, 2003	By: /s/ROBERT N. COWEN
Name: Robert N. Cowen Title: Senior Vice President, Chief Operating Officer and Secretary